EXHIBIT 10.29
AMENDED AND RESTATED PROMISSORY NOTE

For the Principal Amount,	Paramus, New Jersey
as defined below	June 21, 2005
          FOR VALUE RECEIVED, the undersigned, Employee Stock Ownership Plan Trust of Hudson City Savings Bank (“Borrower”), acting by and through its Trustee, GreatBanc Trust Company (“Trustee”), hereby promises to pay to the order of Hudson City Bancorp, Inc. (“Lender”) the Principal Amount, as determined under the Amended and Restated Loan Agreement made and entered into between the Borrower and the Lender as of June 21, 2005 (“Amended and Restated Loan Agreement”) pursuant to which this Amended and Restated Promissory Note is issued, payable in annual installments each of which shall be the lesser of (i) the portion of the principal amount of the loan which will result in the release for allocation to participants in the Employee Stock Ownership Plan of Hudson City Savings Bank (the “ESOP”) of a cumulative fraction of the collateral (valued at December 30, 2005) equal to 2/80 as of the last business day of December, 2005 and increased by 2/80 as of each succeeding December, to 80/80 on the last business day of December, 2044, and (ii) the portion of the principal amount of the loan which results in the release for allocation to ESOP participants of total collateral (valued as of the date of payment) under the Amended and Restated Loan Agreement and that certain Loan Agreement made and entered into between the Borrower and the Lender as of June 21, 2005 (“Second Loan Agreement”) having a value equal to 25.75% of compensation taken into account under the ESOP for each person entitled to share in the allocation. Principal payments may be deferred to the extent that such payments would be in excess of the amount described above or otherwise would be nondeductible for federal income tax purposes; provided, however, that if the total aggregate number of shares of Common Stock scheduled to be released pursuant to clause (i) hereunder and under clause (i) of the Promissory Note relating to the Second Loan in any year is less than one hundred and three percent (103%) of the number of shares of Common Stock that would have been required to be released under the First Loan Agreement in the absence of its amendment and restatement, the terms of the Loan and the Second Loan shall be reduced such that the aggregate number of shares of Common Stock scheduled to be released in such year shall be equal to one hundred and three percent (103%) of the number of shares of Common Stock that would have been required to be released under the First Loan Agreement in the absence of its amendment and restatement (or, if less, the total number of shares of Common Stock then pledged as Collateral (as defined in the Amended and Restated Pledge Agreement and the Pledge Agreement relating to the Second Loan)), subject to the limitation set forth in clause (ii). Any payment not required to be made pursuant to clause (ii) of the above provision shall be deferred to and be payable on the earlier of the last business day of December, 2044 or the last day of the first Plan Year in which such proviso would not apply to alleviate a requirement of payment; and payment not required to be made pursuant to the immediately preceding sentence shall be deferred to, and be payable on, the last day of the first Plan Year in which such payment may be made on a tax deductible basis.

          This Amended and Restated Promissory Note shall bear interest at the rate per annum set forth or established under the Amended and Restated Loan Agreement, such interest to be payable quarterly in arrears, commencing on June 30, 2005 and thereafter on the last Business Day of each calendar quarter and upon payment or prepayment of this Amended and Restated Promissory Note.
          Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Lender to the extent that the Lender’s receipt thereof would not be permissible under the law or laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Such deferred interest shall not bear interest.
          Payments of both principal and interest on this Amended and Restated Promissory Note are to be made at the principal office of the Lender at West 80 Century Road, Paramus, New Jersey 07652 or such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.
          Failure to make any payment of principal on this Amended and Restated Promissory Note, or failure to make any payment of interest on this Amended and Restated Promissory Note, within five (5) Business Days after the date when due, shall constitute a default hereunder, whereupon the principal amount of and accrued interest on this Amended and Restated Promissory Note shall immediately become due and payable in accordance with the terms of the Amended and Restated Loan Agreement.
          This Amended and Restated Promissory Note is subject, in all respects, to the terms and provisions of the Amended and Restated Loan Agreement, which is incorporated herein by this reference, and is secured by an Amended and Restated Pledge Agreement between the Borrower and the Lender of even date herewith and is entitled to the benefits thereof. All capitalized terms that are not defined herein shall have the meanings assigned to them in the Amended and Restated Loan Agreement unless the context clearly indicates otherwise.

Employee Stock Ownership Plan Trust of Hudson City Savings Bank

By:	GreatBanc Trust Company, as Trustee and not in any other capacity

By:	/s/ Stephen J. Hartman, Jr.